UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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METLIFE, INC.
(Name of Registrant as Specified in Its Charter)

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MetLife, Inc.
200 Park Avenue
New York, NY 10166

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 16, 2020

MetLife, Inc. (the “Company”) is providing the following Notice of Change of Location (the “Supplement”) to supplement its Notice of 2020 Annual Meeting and Proxy Statement dated April 28, 2020 (the “Notice and Proxy Statement”) furnished to the Company’s shareholders in connection with its Board of Directors’ solicitation of proxies for the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, June 16, 2020 at 2:30 p.m., Eastern Time. The Company is filing the Supplement with the U.S. Securities and Exchange Commission, and thereby making it available to the Company’s shareholders, on May 29, 2020. The Notice and Proxy Statement, 2019 Annual Report to Shareholders, and Letter to Shareholders are available at www.proxyvote.com and https://investor.metlife.com.

ALL OF THE INFORMATION IN THE NOTICE AND PROXY STATEMENT CONTINUES TO APPLY EXCEPT AS AMENDED OR SUPPLEMENTED BY THIS SUPPLEMENT. SHAREHOLDERS SHOULD REVIEW THE NOTICE AND PROXY STATEMENT AND THIS SUPPLEMENT IN DECIDING HOW TO VOTE THEIR SHARES.

NOTICE OF CHANGE OF LOCATION
OF THE ANNUAL MEETING
TO A VIRTUAL-ONLY MEETING FORMAT

To the Company’s Shareholders:

THE COMPANY HEREBY GIVES NOTICE of a change to the location of the Annual Meeting. The Company will hold the Annual Meeting in a VIRTUAL-ONLY MEETING format in order to support the health and well-being of its shareholders, employees, directors and others in light of the COVID-19 pandemic. There will be NO in-person meeting.

The Company will hold the Annual Meeting in this virtual-only format as scheduled on Tuesday, June 16, 2020 at 2:30 p.m., Eastern Time. The items of business are the same as set forth in the meeting notice previously mailed or made available to you.

Shareholders as of the close of business on April 23, 2020, the record date for the Annual Meeting, or their legal proxy holders may participate in, submit questions, examine the list of shareholders and vote at the Annual Meeting.

HOW TO PARTICIPATE IN THE ANNUAL MEETING AND QUESTION PERIOD

To participate in the Annual Meeting, shareholders must visit www.virtualshareholdermeeting.com/MET2020 (the “Virtual Meeting Site”) and enter the 16-digit control number (“Control Number”) on the Notice of Internet Availability, proxy card, or voting instruction form they received. Shareholders may vote, comment or submit questions on proposals, and exercise any other shareholder rights at the Annual Meeting by following instructions on the Virtual Meeting Site.

Participants may access the Virtual Meeting Site beginning at 2:15 p.m. Eastern Time to allow log-in prior to the start of the Annual Meeting at 2:30 p.m., Eastern Time.

Whether or not shareholders plan to attend the Annual Meeting, the Company urges shareholders to vote and submit their proxy in advance of the meeting, using the instructions in their proxy materials. Shareholders may continue to use the proxy card or voting instruction form the Company distributed. A shareholder who has already submitted or submits a proxy before the Annual Meeting need take no further action in order to have his or her shares voted as directed in the proxy at the Annual Meeting.

The Company will make a list of shareholders entitled to vote at the Annual Meeting available to shareholders for examination 10 days prior to the Annual Meeting. The Company requests that shareholders seeking to review the list of shareholders contact the MetLife Corporate Secretary’s Office at tring@metlife.com. A shareholder may access this list during the Annual Meeting at the Virtual Meeting Site by entering the Control Number.

Shareholders may submit questions during the Annual Meeting related to the proposals presented at the Annual Meeting. The Company will also hold a Question Period immediately following the adjournment of the formal portion of the Annual Meeting for general shareholder questions related to the business of the Company. Shareholders may submit questions by following instructions on the Virtual Meeting Site. A shareholder who wishes to submit a question in advance may do so at www.proxyvote.com by entering the Control Number. The Company will post responses to appropriate questions that it did not address during the Question Period on https://investor.metlife.com under “Quick Links.”

HOW TO OBSERVE THE ANNUAL MEETING AND QUESTION PERIOD

Anyone who does not have a Control Number will not be able to vote, examine the list of shareholders or participate in the Annual Meeting or Question Period, but may listen as an observer.

RULES OF CONDUCT

The Annual Meeting and Question Period Rules of Conduct (the “Rules”) will be available on the Virtual Meeting Site. The Rules will address such matters as the types of questions the Company will address during the Annual Meeting and during the Question Period, how the Company will respond to such questions, and the guidelines for submitting questions.

TECHNICAL SUPPORT

Anyone who has technical difficulties accessing or using the Virtual Meeting Site during the Annual Meeting should call the technical support number on the Virtual Meeting Site.

The Virtual Meeting Site is supported on browsers (e.g., Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Each participant should ensure strong WiFi or other internet connection.

By Order of the Board of Directors,
/s/ Timothy J. Ring Timothy J. Ring Vice President and Secretary
May 29, 2020